EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-3 of our report, dated August 29, 2003, on our audits of the financial statements of DevX.com, Inc. as of and for the years ended December 31, 2001 and 2002.

IRELAND SAN FILIPPO, LLP

South San Francisco, California

March 3, 2004